Exhibit (a)(4)
                            SCUDDER INVESTMENT TRUST

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Investment Trust, a Massachusetts business trust (the "Trust") organized under the laws of The Commonwealth of Massachusetts, acting pursuant to Article VIII, Section 8.3 of an Amended and Restated Declaration of Trust dated November 3, 1987, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees of said Trust, by unanimous written consent, adopted an amendment to the Declaration of Trust, replacing Article 1, Section 1.1 and Article 1, Section 1.2(o) as follows:

               "Section 1.1. Name. The name of the Trust created hereby is Investment Trust."

               "Section 1.2(o). The "Trust" means Investment Trust."

         This Certificate may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one certificate of Amendment of the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.

Dated:  May 28, 1998

                                                     /s/Daniel Pierce
                                                     ------------------------
                                                     Daniel Pierce



                                                     /s/Henry P. Becton, Jr.
                                                     ------------------------
                                                     Henry P. Becton, Jr.



                                                     /s/Dawn-Marie Driscoll
                                                     ------------------------
                                                     Dawn-Marie Driscoll



                                                     /s/Peter B. Freeman
                                                     ------------------------
                                                     Peter B. Freeman



                                                     /s/George M. Lovejoy, Jr.
                                                     ------------------------
                                                     George M. Lovejoy, Jr.



                                                     /s/Wesley W. Marple, Jr.
                                                     ------------------------
                                                     /s/Wesley W. Marple, Jr.

                                                     /s/Kathryn L. Quirk
                                                     ------------------------
                                                     Kathryn L. Quirk



                                                     /s/Jean C. Tempel
                                                     ------------------------
                                                     Jean C. Tempel

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